EXHIBIT 10.4

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

FORM OF STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of               , 20    , between Boston Capital Real Estate Investment Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and the individual identified below, residing at the address there set out (the “Optionee”).

1.             GRANT OF OPTION.  Pursuant and subject to the Company’s Independent Director Stock Option Plan (as in effect on the date hereof and as amended from time to time, the “Plan”), the Company grants to you, the “Optionee,” an option (the “Option”) to purchase from the Company all or any part of a total of                      shares of the common stock, par value $.001 per share, in the Company (the Company’s “Common Stock”), at a price of $       per share of Common Stock.  The Grant Date of this Option is as of            , 20    .  In this Agreement, we refer to the specific number of shares of Common Stock which are the subject of this Option as your “Optioned Shares.”

2.             CHARACTER OF OPTION.  This Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.             DURATION OF OPTION.  Subject to the following sentence, this Option shall expire at 5:00 p.m. on              , 20    . (1) However, if your service as an independent director of the Company ends before that date, this Option shall expire at 5:00 p.m. on             , 20     (2) or, if earlier, the date specified in whichever of the following applies:

(a)           If the termination of your service is on account of your death or disability, the six-month anniversary of the date your service ends.

(b)           If the termination of your service is due to any other reason other than for Cause, the 30th day after your service ends.

(c)           If the termination of your service is for Cause, immediately upon such termination.

(1)  The day immediately preceding the tenth anniversary of the Grant Date.

(2)  Same as described in footnote (1)

4.             EXERCISE OF OPTION.

(a)           Until this Option expires and subject to the remainder of this Section 4, you may exercise it as to the Optioned Shares, and from the dates, identified in (i) and (ii) below, in full or in part, at any time on or after the applicable exercise date or dates identified therein:

(i)            As to all of the Optioned Shares, in the following installments:

NUMBER OF OPTIONED SHARES IN EACH INSTALLMENT	INITIAL EXERCISE DATE FOR SHARES IN INSTALLMENT
One-fifth	On the Grant Date
One-fifth	First anniversary of the Grant Date
One-fifth	Second anniversary of the Grant Date
One-fifth	Third anniversary of the Grant Date
One-fifth	Fourth anniversary of the Grant Date

(ii)           Without duplication, as to all of the Optioned Shares, in the event of a Change in Control.

(b)           During any period that this Option remains outstanding after your service with the Company ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your service.

(c)           You may pay the exercise price due on exercise by delivering other shares of Common Stock of equivalent Fair Market Value provided you have owned such shares of Common Stock for at least six months.

(d)           Subject to the foregoing, the procedure for exercising this Option is as described in Section 2.4(a) of the Plan.

5.             TRANSFER OF OPTION.  You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

6.             INCORPORATION OF PLAN TERMS.  This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Sections 2.1(a) and 3.7.

7.             ACKNOWLEDGMENTS.  You acknowledge that you have previously received or have been advised that you may on request receive a copy of the Plan.  You further acknowledge that the Company makes no representation or warranty to you as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares.  You should rely on your own tax advisors for such advice.

8.             MISCELLANEOUS.  This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you.  Capitalized terms used but not defined herein shall have the respective meanings assigned under the Plan.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

By:
Signature of Optionee

Title:

Name of Optionee

Optionee’s Address: